EXHIBIT 99.1

REVISED VOTING RESULTS

Below are the revised results of the 2012 election of Federal Home Loan Bank member and independent directors for member institutions in Illinois and Wisconsin. Please note that the Board of Directors had designated two public interest directors and the current two public interest directors' terms of service have not expired and were not up for re-election. The directors' terms will begin on January 1, 2013.

MEMBER DIRECTORS

Illinois - Two Member Directors

Number of Members Eligible to Vote	497
Number of Members Casting Votes	247
Total Eligible Votes for Each Directorship	3,633,831

		Votes Received
Greenbank, Arthur E.	First Bankers Trust	1,144,864
President/Chief Executive	Company, N.A.
Officer	Quincy, IL
Term Expires: December 31, 2016
(Four year term)

Ashworth, James T.	CNB Bank & Trust, N.A.	863,125
Vice Chairman and Investment	Carlinville, IL
Officer
Term Expires: December 31, 2016
(Four year term)

Wisconsin - One Member Director

Number of Members Eligible to Vote	269
Total Eligible Votes for Each Directorship	1,697,813

Herlache, Thomas L.	Baylake Bank	Declared Elected
Director	Sturgeon Bay, Wisconsin
Term Expires: December 31, 2016
(Four year term)

*        *        *        *

INDEPENDENT DIRECTORS

Number of Members Eligible to Vote	766
Number of Members Casting Votes	261
Total Eligible Votes for Each Directorship	5,331,644

		Votes Received
Goldstein, Thomas M.	Allstate Insurance Company	1,897,197
Senior Vice President &	Northbrook, IL
CFO, Protection Division
Term Expires: December 31, 2016
(Four year term)

Cahillane, Mary J.	The Spencer Foundation	1,794,775
Chief Investment Officer	Chicago, IL
Term Expires: December 31, 2016
(Four year term)

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2012 ELECTION OF FEDERAL
HOME LOAN BANK OF CHICAGO
MEMBER & INDEPENDENT DIRECTORS

Below is a complete list of the voting results for the Seventh District.

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Ahrens, Christopher B.	848,776	55,017	The PrivateBank & Trust	Chicago
*Ashworth, James T.	863,125	10,034	CNB Bank & Trust, N.A.	Carlinville
*Greenbank, Arthur E.	1,144,864	10,232	First Bankers Trust Company, N.A.	Quincy
Meier, Edward J.	136,993	53,904	National Bank of St. Anne	St. Anne
Terry, Dennis M.	258,571	5,174	First Clover Leaf Bank	Edwardsville
Total Number of Votes Cast	3,252,329

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Herlache, Thomas L.	Declared Elected	14,582	Baylake Bank	Sturgeon Bay

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	COMPANY	CITY
*Cahillane, Mary J.	1,794,775	The Spencer Foundation	Chicago, Illinois
*Goldstein, Thomas M.	1,897,197	Allstate Insurance Company	Northbrook, Illinois

*     Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.